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                                                                    EXHIBIT 5(A)

                                 Perkins Coie
                        1201 Third Avenue, Suite 4000
                          Seattle, Washington 98101

                                 March 11, 1994


Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, Washington  98188

Alaska Airlines, Inc.
19300 Pacific Highway South
Seattle, Washington  98188

     Re:  REGISTRATION OF $200,000,000 OF DEBT SECURITIES OF
          ALASKA AIR GROUP, INC. AND ALASKA AIRLINES, INC.

Gentlemen and Ladies:

     This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $200,000,000 aggregate principal amount of (i) convertible debt securities of Alaska Air Group, Inc., a Delaware corporation ("Air Group"), and common stock of Air Group issuable upon the conversion thereof, (ii) debt securities of Alaska Airlines, Inc., an Alaska corporation ("Alaska"), and associated guarantees of Air Group, and (iii) equipment trust certificates of Alaska and associated guarantees of Air Group (collectively, the "Securities").

     We have examined the Registration Statement on Form S-3 of Air Group and Alaska with respect to the Securities (the "Registration Statement"), the indentures relating to the Securities (each an "Indenture") and such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, with respect to each series of the Securities, we advise you that in our opinion, when the following events have occurred:

          (a)  The Registration Statement has become effective under the Act;

          (b) The terms of the series of Securities and their issue and sale have been duly established in conformity with the Indenture related thereto so as not to violate any applicable law, agreement or instrument then binding on the issuer of such series;

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Alaska Air Group, Inc.
Alaska Airlines, Inc.
March 11, 1994
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          (c)  The Securities of such series have been duly executed, authenticated and delivered to the Trustee and authenticated by the Trustee, all in accordance with the Indenture related thereto; and

          (d) The Securities of such series have been issued and sold as contemplated in the Registration Statement and in accordance with corporate and governmental authorities;

the Securities of such series will constitute in the hands of the holders thereof binding obligations of Air Group or Alaska, whichever shall be the issuer of such Securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the related Prospectus for each of the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        PERKINS COIE